UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STRATEGIC REALTY TRUST, INC.

(Name of the Registrant as Specified In Its Charter)

DIANNE COSTA

JEROME HAGLEY

MICHAEL KARAS

MARSHALL KARR

TODD SPITZER

ANTHONY THOMPSON

TINA ALDATZ

BERNECE DAVIS

ROBERT HOH

JAMES RONALD KING SR.

DAVID LARSEN

JOHN SKEFFINGTON

SHARON THOMPSON

CENTAURUS FINANCIAL INC.

THOMPSON NATIONAL PROPERTIES, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains materials posted to the SRT Shareholders Coalition’s website.

1

FACT CHECK: Batinovich Distracts

Shareholders From Glenborough Failures

Through Fiction

*ATTN SHAREHOLDERS: RETURN THE
ORANGE BALLOT AND GREEN BALLOT FOR NEW
INDEPENDENT LEADERSHIP*

FOR MORE INFO VISIT
WWW.PROTECTOURINVESTMENT.ORG OR CALL
THE SHAREHOLDER HOTLINE 1-800-401-7905

BATINOVICH’S FICTITIOUS CLAIMS	THE FACTS
Batinovich Claim: Thompson National Properties, TNP, the holding company through which Thompson conducts his business, is apparently insolvent, with a 2012 negative net worth of over $40 million.	FACT: In 2012, TNP had $2.2 million taxable income and $35 million in revenues according to tax returns. The TNP property manager is financially stable and properly capitalized.

Batinovich Claim: Thompson paid fees to himself before they were earned, causing SRT auditors to refuse to accept certifications signed by Thompson. After our auditors discovered the wrongful payments, Mr. Thompson sought to have the auditors fired.

FACT: Mr. Thompson never personally received fees; all fees paid to TNP were earned for 21 acquisitions and 8 dispositions. Thompson recommended replacing McGladrey for their excessive fees in April 2012. Rogers, Levin and Maier refused Thompson’s advice to replace McGladrey with Moss Adams as SRT’s auditor. Finally, in May 2013 they replaced McGladrey with the very firm Thompson recommended after paying McGladrey an additional $1.5 million in fees!

Batinovich Claim: With his financial problems mounting, Thompson collected a significant fee of $775,000 by recommending and effecting an ill-advised investment in the Lahaina Gateway Center.

FACT:  The acquisition fee for Lahaina was standard pursuant to the advisory agreement. The acquisition fee was not paid until Q1 2013 after TNP’s highly successful sale of SRT’s Waianae Mall property in Honolulu.  Emails show Rogers, Levin and Maier were fully informed of all details of the Lahaina purchase and the Torchlight loan with Levin and SRT’s CFO authorizing money to close to be wired. TNP offered a bridge loan in November 2012 to avoid any violation of loan covenants. Rogers, Levin and Maier rejected TNP’s bridge loan offer and followed Batinovich’s direction to give Lahaina back to the lender in July 2013 causing SRT to lose over $3 million of shareholder equity.

Batinovich Claim: Thompson refused to return the	FACT: Not true. All SRT shareholder data necessary

Company’s shareholder data, forcing us to initiate litigation to recover the information and causing the Company to delay the 2013 annual meeting.	for a shareholder meeting was provided to SRT by TNP in April 2013, which is independently verified.
Batinovich Claim: Thompson has sued the Company for over $10 million, alleging that the Company is bound under property management agreements for 20 years.

FACT:TNP sued Glenborough and SRT to reinstate TNP’s valid property management agreements, which had been in effect since TNP founded SRT in 2009. We believe Batinovich illegally interfered with these contracts for personal gain and furthermore claims falsely that TNP is suing to reinstate the advisory agreement. Thompson believes SRT no longer needs an external advisor and should fire Batinovich as advisor to save the REIT over $1 million annually of unnecessary cost.

Batinovich Claim: Thompson now seeks to effect a change in control of the Company with the goal of being rehired as advisor and property manager.

FACT:Thompson does not seek to be rehired as the advisor. Thompson supports the Shareholders Coalition process, which will find and engage competent property managers qualified to provide proper management to SRT’s properties.

Batinovich Claim: Thompson is accused of fraud and other securities violations by FINRA, the Financial Industry Regulatory Authority.	FACT: The allegation is unfounded. Regardless, FINRA’s misplaced actions have nothing to do with SRT and the failures of Batinovich, Levin, Rogers and Maier.

###

The SRT Shareholders Coalition (the “Coalition”) has filed definitive proxy statements and related materials with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of written requests to call a special meeting of SRT shareholders and solicitation of proxies for the 2013 annual meeting of SRT shareholders.  SRT shareholders should read the Coalition’s definitive proxy statements and its other publicly-filed proxy materials as they become available, because they contain important information. This is not a solicitation of proxies, and stockholders are not being asked to provide proxies to the Coalition at this time. Information regarding the direct and indirect interests of the Coalition and each other participant in the solicitation of written requests to call a special meeting or the solicitation of proxies for the annual meeting are included in the Coalition’s proxy materials filed with the SEC.  The Coalition’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov.  The following persons are participants in connection with the solicitations:  Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr, Todd Spitzer, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., David Larsen, John Skeffington, Anthony Thompson, Sharon Thompson, Centaurus Financial Inc. and Thompson National Properties, LLC.

SRT Shareholders Coalition

2300 E. Katella Ave., Suite 235

Anaheim, CA 92806

800-401-7905

www.protectourinvestment.org

 FACT CHECK: SRT Shareholders Coalition Examines Andy Batinovich’s Fictitious Claims

*ATTN SHAREHOLDERS: RETURN THE ORANGE BALLOT FOR A FAIR SHAREHOLDERS MEETING*
FOR MORE INFO VISIT WWW.PROTECTOURINVESTMENT.ORG

BATINOVICH’S FICTITIOUS CLAIMS	THE FACTS
o Batinovich Claim: The SRT Shareholders Coalition is “Tony’s friends who want to bring him back in”.

✓    FACT: The SRT Shareholders Coalition was formed by an independent group of shareholders representing millions of dollars of shares who are concerned about protecting your investment.  They believe it’s important to replace the current board of directors and managers who have enriched themselves with big pay increases at shareholder expense.  The coalition proxy statement calls for the removal of the entire board of directors and Mr. Thompson will resign after the Coalition’s nominees have been elected.

o Batinovich Claim: A shareholders meeting is scheduled for January 10, 2014 and there is no need for a special meeting.

✓    FACT: Batinovich, Levin, Maier and Rogers only called a long overdue annual meeting once the shareholders coalition publicly demanded one.  There is no guarantee that they will not postpone the meeting.  Signing and returning the Orange Ballot will protect the shareholders’ right to an open meeting and a fair election by ensuring one happens.

o Batinovich Claim: Changing the bylaws to prevent an unwanted takeover protects shareholders.

✓   FACT:  We believe that Batinovich, Levin, Maier and Rogers conspired to change the SRT bylaws only to protect themselves, not shareholders, once the facts began to surface regarding their big compensation packages and mishandling of the SRT properties.  In our view, they were afraid their own records would not stand with shareholders.

o Batinovich Claim: A Special Meeting is causing uncertainty.

✓   FACT: A regular stockholder meeting is critical to ensuring transparent, accountable and competent leadership is at the helm of your investment.  Any party who attempts to block a fair election vote and avoid a shareholder performance review knows their record won’t pass muster.

o Batinovich Claim: Citing independent lender appraisals, like the one that valued Lahaina Gateway Center at $37 million, is a simplistic way of doing real estate that will get you in trouble.

✓   FACT:  Lahaina Gateway Center met a tried and true investment criteria used to assess properties for acquisition by being purchased 1) significantly below replacement cost (Purchase Price: $31M, Lender Appraisal: $37M, and Total Development Cost $65M+), 2) in the path of growth, and, 3) with a value add component.

The SRT Shareholders Coalition (the “Coalition”) has filed definitive proxy statements and related materials with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of written requests to call a special meeting of SRT shareholders and solicitation of proxies for the 2013 annual meeting of SRT shareholders.  SRT shareholders should read the Coalition’s definitive proxy statements and its other publicly-filed proxy materials as they become available, because they contain important information.  This is not a solicitation of proxies, and stockholders are not being asked to provide proxies to the Coalition at this time.

Information regarding the direct and indirect interests of the Coalition and each other participant in the solicitation of written requests to call a special meeting or the solicitation of proxies for the annual meeting are included in the Coalition’s proxy materials filed with the SEC.  The Coalition’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov

The following persons are participants in connection with the solicitations:  Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr, Todd Spitzer, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., David Larsen, John Skeffington, Anthony Thompson, Sharon Thompson, Centaurus Financial Inc. and Thompson National Properties, LLC.